Exhibit 99.1
NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

FRANKLIN ELECTRIC REPORTS RECORD FIRST QUARTER 2023 RESULTS

First Quarter 2023 Highlights
•Sales of $484.6 million, an increase of 7% over the prior year, a first quarter record
•Record first quarter sales in all three segments; Water Systems increased 12%, Distribution increased 6%, and Fueling Systems increased less than 1%
•Operating income was a first quarter record at $52.6 million, an increase of 32% over the prior year
•GAAP fully diluted earnings per share (EPS) was $0.79, an increase of $0.16 over the prior year

Fort Wayne, IN – May 2, 2023 – Franklin Electric Co. Inc. today announced first quarter financial results for fiscal year 2023.

First quarter 2023 sales were $484.6 million, compared to first quarter 2022 sales of $451.5 million. First quarter 2023 operating income was $52.6 million, compared to first quarter operating income in 2022 of $39.9 million. First quarter 2023 GAAP fully diluted EPS was $0.79, versus GAAP fully diluted EPS in the first quarter 2022 of $0.63.

“The Franklin Electric team delivered a strong start to 2023 with records for first quarter sales, operating income and earnings per share. Overall, demand remains seasonally robust, and we continue to make progress with managing and improving our supply chain. Strong shipments during the quarter drove top-line sales and operating leverage resulting in year-over-year operating margin expansion and a more normal backlog which decreased sequentially by $30 million.” commented Gregg Sengstack, Franklin Electric’s Chairperson and Chief Executive Officer.

“While the demand environment remains healthy across each of our businesses, we are mindful of the ongoing macroeconomic and geopolitical pressures that are expected to persist throughout 2023. Our strong first quarter results give us confidence as we move to the busy season for our business.” concluded Mr. Sengstack.

Segment Summaries

Water Systems sales, a new first quarter record, were $306.6 million in the first quarter 2023, an increase of $34.0 million compared to the first quarter 2022. Sales increases were led by pricing actions and strong end market demand across most major product lines led by surface pumping, especially in large dewatering pumps, and groundwater. Water Systems operating income in the first quarter was $49.0 million, a new first quarter record, driven by higher sales and operating leverage. First quarter 2022 Water Systems operating income was $33.2 million.

Distribution sales, a new first quarter record, were $143.0 million in the first quarter 2023, an increase of $8.1 million compared to the first quarter 2022. The Distribution segment operating income was $4.7 million in the first quarter of 2023 compared to first quarter 2022 operating income of $9.4 million.

Distribution segment sales and operating income were negatively impacted by weather, seasonality, and margin compression from unfavorable pricing of commodity-based products sold through the business.

Fueling Systems sales, a new first quarter record, were $72.7 million in the first quarter 2023, an increase of $0.2 million compared to the first quarter 2022. Sales increases in the U.S. and Canada of 4 percent were offset by sales declines outside the U.S. and Canada. Fueling Systems operating income in the first quarter was $20.8 million, a new first quarter record, driven by a favorable product and geographic mix of sales. First quarter 2022 Fueling Systems operating income was $17.7 million.

2023 Guidance

The Company is updating and raising its guidance for full year 2023 sales to be in the range of $2.15 billion to $2.25 billion and full year 2023 EPS to be in the range of $4.25 to $4.45.

Earnings Conference Call

A conference call to review earnings and other developments in the business will commence at 9:00 am ET. The first quarter 2023 earnings call will be available via a live webcast. The webcast will be available in a listen only mode by going to:

https://edge.media-server.com/mmc/p/p6ddvija

For those interested in participating in the question-and-answer portion of the call, please register for the call at the link below.

https://register.vevent.com/register/BI23ed60aedc6f4b01aabdd0f5a51dbaba

All registrants will receive dial-in information and a PIN allowing them to access the live call. It is recommended that you join 10 minutes prior to the start of the event (although you may register and dial in at any time during the call).

A replay of the conference call will be available from Tuesday, May 2, 2023, through 9AM ET on Tuesday, May 9, 2023, by visiting the listen-only webcast link above.

Forward Looking Statements

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2022, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

About Franklin Electric

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and fuel. Recognized as a technical leader in its products and services, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.

Franklin Electric Contact:

Jeffery L. Taylor
Franklin Electric Co., Inc.
260-824-2900
Email: jeffery.taylor@fele.com

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)
	First Quarter Ended
	March 31, 2023	March 31, 2022

Net sales	$484,551	$451,470

Cost of sales	322,286	306,136

Gross profit	162,265	145,334

Selling, general, and administrative expenses	109,535	104,673

Restructuring expense	124	720

Operating income	52,606	39,941

Interest expense	(3,147)	(1,494)
Other income/(expense), net	409	(378)
Foreign exchange income/(expense)	(2,044)	(585)

Income before income taxes	47,824	37,484

Income tax expense	10,248	7,365

Net income	$37,576	$30,119

Less: Net (income)/loss attributable to noncontrolling interests	(251)	(354)

Net income attributable to Franklin Electric Co., Inc.	$37,325	$29,765

Earnings per share:
Basic	$0.81	$0.64
Diluted	$0.79	$0.63

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)
	March 31, 2023	December 31, 2022
ASSETS

Cash and equivalents	$51,873	$45,790
Receivables (net)	276,503	230,404
Inventories	600,651	544,980
Other current assets	39,018	36,916
Total current assets	968,045	858,090

Property, plant, and equipment, net	220,592	215,154
Lease right-of-use assets, net	45,622	48,948
Goodwill and other assets	569,187	572,009
Total assets	$1,803,446	$1,694,201

LIABILITIES AND EQUITY

Accounts payable	$187,985	$139,266
Accrued expenses and other current liabilities	98,452	123,788
Current lease liability	15,144	15,959
Current maturities of long-term debt and short-term borrowings	185,280	126,756
Total current liabilities	486,861	405,769

Long-term debt	88,766	89,271
Long-term lease liability	30,346	32,858
Income taxes payable non-current	8,707	8,707
Deferred income taxes	30,893	29,744
Employee benefit plans	32,303	31,889
Other long-term liabilities	29,969	25,209

Redeemable noncontrolling interest	633	620

Total equity	1,094,968	1,070,134
Total liabilities and equity	$1,803,446	$1,694,201

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
(In thousands)
	March 31, 2023	March 31, 2022
Cash flows from operating activities:
Net income	$37,576	$30,119
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	12,837	12,078
Non-cash lease expense	4,239	4,181
Share-based compensation	3,912	3,985
Other	3,250	2,473
Changes in assets and liabilities:
Receivables	(43,408)	(34,119)
Inventory	(50,725)	(74,690)
Accounts payable and accrued expenses	13,163	(2,753)
Operating leases	(4,239)	(4,181)
Other	11,376	1,596

Net cash flows from operating activities	(12,019)	(61,311)

Cash flows from investing activities:
Additions to property, plant, and equipment	(9,563)	(9,456)
Acquisitions and investments	(4,990)	553

Net cash flows from investing activities	(14,553)	(8,903)

Cash flows from financing activities:
Net change in debt	57,733	96,851
Proceeds from issuance of common stock	2,938	343
Purchases of common stock	(17,133)	(19,319)
Dividends paid	(10,440)	(9,130)

Net cash flows from financing activities	33,098	68,745

Effect of exchange rate changes on cash and cash equivalents	(443)	(486)
Net change in cash and cash equivalents	6,083	(1,955)
Cash and cash equivalents at beginning of period	45,790	40,536
Cash and cash equivalents at end of period	$51,873	$38,581

Key Performance Indicators: Net Sales Summary

	Net Sales
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Fueling	Distribution	Other/Elims	Consolidated
Q1 2022	$163.2	$37.9	$51.0	$20.5	$272.6	$72.5	$134.9	$(28.5)	$451.5
Q1 2023	$197.1	$40.3	$50.4	$18.8	$306.6	$72.7	$143.0	$(37.7)	$484.6
Change	$33.9	$2.4	$(0.6)	$(1.7)	$34.0	$0.2	$8.1	$(9.2)	$33.1
% Change	21%	6%	(1)%	(8)%	12%	—%	6%		7%

Foreign currency translation	$(1.4)	$(4.2)	$(7.1)	$(1.5)	$(14.2)	$(0.8)	$—		$(15.0)
% Change	(1)%	(11)%	(14)%	(7)%	(5)%	(1)%	—%		(3)%

Volume/Price	$35.3	$6.6	$6.5	$(0.2)	$48.2	$1.0	$8.1	$(9.2)	48.1
% Change	22%	17%	13%	(1)%	18%	1%	6%	32%	11%

Key Performance Indicators: Operating Income and Margin Summary

Operating Income and Margins
(in millions)	For the First Quarter 2023
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$49.0	$20.8	$4.7	$(21.9)	$52.6
% Operating Income To Net Sales	16.0%	28.6%	3.3%		10.9%

Operating Income and Margins
(in millions)	For the First Quarter 2022
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$33.2	$17.7	$9.4	$(20.4)	$39.9
% Operating Income To Net Sales	12.2%	24.4%	7.0%		8.8%